EXHIBIT 32

     In connection with the quarterly report of Tongji Healthcare Group, Inc., (the "Company") on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Yun-hui Yu, the Principal Executive Officer of the Company and Wei-dong Huang, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 November 11, 2009                       /s/ Yun-hui Yun
                                         ------------------------------------
                                         Yun-hui Yu, Principal Executive Officer


 November 11, 2009                       /s/ Wei-dong Huang
                                         ------------------------------------
                                         Wei-dong Huang, Principal Financial
                                         Officer